EXHIBIT 10.17.1
CONFIDENTIAL TREATMENT REQUESTED
290 Harbor Drive
Stamford, CT 06902

July 27, 2006
Mr. Robert Rusak
CFO
Synacor, Inc.
40 LaRiviere Drive
Suite 300
Buffalo, NY 14202
     Re: Adelphia Transition
Dear Mr. Rusak:
          Reference is made to that certain Synacor Master Services Agreement of equal date herewith (the “TWC/Synacor Agreement”), by and between Time Warner Cable Inc. (“TWC”) and Synacor, Inc. (“Synacor”). Reference also is made to that certain Synacor Master Services Agreement dated July 13, 2004 and as amended or supplemented via that certain Amendment No. 1 to Synacor Master Services Agreement, dated December 28, 2004 (“Amendment No. 1”); Amendment No. 2 to Synacor Master Services Agreement, dated October 26, 2005; Content Distribution Addendum to Synacor Master Services Agreement, dated July 21, 2004; Content Attachment No. 1 to Content Distribution Addendum to Synacor Master Services Agreement, executed November 21, 2004; Amendment No. 1 to Synacor Content MusicNet Content No. 1 Attachment, dated June 1, 2005; Content Attachment No. 2 to Content Distribution Addendum to Synacor Master Services Agreement (NetPak), dated June 6, 2005; and the Search Revenue Sharing Addendum No. 2 to Synacor Master Services Agreement, dated October 26, 2005 and the Search Revenue Sharing Addendum No. 3, dated October 26, 2005 (together, the “Search Revenue Addenda”), which collectively are attached as Attachment 1 hereto (collectively, the “Adelphia/Synacor Agreement”), by and between ACC Operations, Inc. and Synacor.
          TWC expects to consummate that certain proposed acquisition (the “Adelphia Acquisition”) of certain assets of Adelphia Communications Corporation (“Adelphia”). In connection with the Adelphia Acquisition, TWC expects that certain subscribers of Adelphia will become subscribers of TWC. Synacor agrees that, from and after the consummation of the Adelphia Acquisition, as directed by TWC and subject to the terms and conditions of the Adelphia/Synacor Agreement (including without limitation, payment of the applicable fees), Synacor shall continue to provide to any and all subscribers of Adelphia who become subscribers of TWC in connection with the Adelphia Acquisition, the same Services (as defined in the Adelphia/Synacor Agreement) that such subscribers had been receiving pursuant to the

Synacor, Inc.
July 27, 2006

Adelphia/Synacor Agreement immediately prior to the consummation of the Adelphia Acquisition. Notwithstanding the foregoing, TWC shall have the right to request that Synacor remove from the content package being provided to any such subscribers any content or category of content (e.g., all content from one or more particular content providers, including without limitation any of the AP News service, games, music on demand service, Adelphia NetPak content, or other content contemplated under the amendments and content attachments noted above), and Synacor shall promptly comply with such request. Unless and until otherwise directed by TWC, Synacor shall provide the Services to such subscribers through the adelphia.net portal. Synacor’s obligation to provide the Services pursuant to this letter agreement shall continue until the earlier of (a) such time as TWC requests that Synacor cease providing such Services or (b) December 31, 2007. Synacor and TWC hereby agree that (a) notwithstanding any expiration of the Search Revenue Addenda, Synacor shall continue to provide such Search Services (as defined in the Search Revenue Addenda), subject to the terms and conditions set forth therein, through the term of this letter agreement, provided, that, upon TWC’s request, such Search Services shall be [*] and (b) notwithstanding any expiration of Amendment No. 1, as between the parties hereto, the terms of Amendment No. 1 shall continue to apply through the term of this letter agreement. Synacor’s continued provision of such Services from and after the consummation of the Adelphia Acquisition, and TWC’s obligations in respect of such Services (including without limitation, the obligation to pay for such Services) (where TWC shall be deemed to be the Client, as such term is defined in the Adelphia/Synacor Agreement), shall be governed by the same terms and conditions as set forth in the Adelphia/Synacor Agreement; provided, however, that Synacor’s obligation to provide such Services hereunder and TWC’s obligation to pay for such Services shall apply to all Users (as defined in the Adelphia/Synacor Agreement) within the service areas acquired by TWC pursuant to the Adelphia Acquisition; and provided, further, that in the event of a direct and irreconcilable conflict between the terms and conditions of the Adelphia/Synacor Agreement and the TWC/Synacor Agreement, the terms and conditions of the TWC/Synacor Agreement shall govern.
          This letter agreement and all matters relating hereto shall be governed by the laws of the State of New York as if performed wholly within the state and without giving effect to the principles of conflict of law. This letter agreement may be executed in separate counterparts, each of which, whether delivered by facsimile or otherwise, is deemed to be an original, and all of which taken together constitute one and the same instrument.
          If the above reflects your understanding of the parties’ agreement, please acknowledge your acceptance of the foregoing by executing the countersignature below.

*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Synacor, Inc.
July 27, 2006

Sincerely,

/s/ Peter Stern

Peter Stern, Executive Vice President Time Warner Cable Inc.

AGREED AND ACCEPTED: Synacor, Inc.
By:	/s/ Robert Rusak, CFO
Robert Rusak, CFO

Appendix A
Adelphia/Synacor Agreement